UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2012

Icahn Enterprises L.P.

 (Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY	10153
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 702-4300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Senior Notes Offering

On February 6, 2012, Icahn Enterprises L.P. (“Icahn Enterprises”) and Icahn Enterprises Finance Corp. (“Icahn Enterprises Finance” and, together with Icahn Enterprises, the “Issuers”) closed their previously announced sale of $200,000,000 aggregate principal amount of 8% Senior Notes due 2018 (the “Notes”) pursuant to the purchase agreement, dated January 27, 2012 (the “Purchase Agreement”), by and among the Issuers, Icahn Enterprises Holdings L.P., as guarantor (the “Guarantor”), and Jefferies & Company, Inc., as initial purchaser (the “Initial Purchaser”). The Notes were priced at 103.500% of their face amount.  The net proceeds from the sale of the Notes were approximately $206,000,000.  Interest on the Notes will be payable on January 15 and July 15 of each year, commencing July 15, 2012. The Purchase Agreement contains customary representations, warranties and covenants of the parties and indemnification and contribution provisions whereby the Issuers and the Guarantor, on the one hand, and the Initial Purchaser, on the other, have agreed to indemnify each other against certain liabilities.

As previously announced, Icahn Enterprises closed their sale of $500,000,000 aggregate principal of 8% Senior Notes due 2018 (the “January Tack-on Notes”) on January 17, 2012.

The Issuers issued the Notes and the January Tack-on Notes under the indenture dated as of January 15, 2010 (the “Indenture”), among the Issuers, Icahn Enterprises Holdings, as guarantor, and Wilmington Trust Company, as trustee (the ‘‘Trustee’’), pursuant to which the Issuers previously issued $1,050,000,000 aggregate principal amount of 7 ¾% Senior Notes due 2016 (the “Existing 2016 Notes”) and $1,450,000,000 aggregate principal amount of 8% Senior Notes due 2018 (such notes, together with the January Tack-on Notes, the “Existing 2018 Notes”). The Notes offered in this offering have identical terms to the Existing 2018 Notes, except the Notes have different CUSIP numbers from the Existing 2018 Notes (other than the January Tack-on Notes) until the contemplated exchange offer is completed. The Notes and the January Tack-on Notes have identical terms and the same CUSIP numbers. The Notes constitute the same series of securities as our Existing 2018 Notes for purposes of the Indenture, and will vote together on all matters with such notes.

The Notes and the related guarantee are the senior unsecured obligations of the Issuers and rank equally with all of the Issuers’ and the Guarantor’s existing and future senior unsecured indebtedness, including the Existing 2016 Notes and Existing 2018 Notes, and rank senior to all of the Issuers’ and the Guarantor’s existing and future subordinated indebtedness.  The Notes and the related guarantee are effectively subordinated to the Issuers’ and the Guarantor’s existing and future secured indebtedness to the extent of the collateral securing such indebtedness.  The Notes and the related guarantee are also effectively subordinated to all indebtedness and other liabilities of the Issuers’ subsidiaries other than the Guarantor.

In connection with the sale of the Notes, the Issuers and the Guarantor entered into a Registration Rights Agreement, dated February 6, 2012 (the “Registration Rights Agreement”), with the Initial Purchaser.  Pursuant to the Registration Rights Agreement, the Issuers have agreed to file a registration statement with the U.S. Securities and Exchange Commission, on or prior to 120 calendar days after the closing of the offering of the January Tack-on Notes, to register an offer to exchange the Notes for registered notes guaranteed by the Guarantor with substantially identical terms, and to use commercially reasonable efforts to cause the registration statement to become effective by the 210th day after the closing of the offering of the January Tack-on Notes.  Additionally, the Issuers and the Guarantor may be required to file a shelf registration statement to cover resales of the Notes in certain circumstances. If the Issuers and the Guarantor fail to satisfy these obligations, the Issuers may be required to pay additional interest to holders of the Notes under certain circumstances.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Please see the information set forth in Item 1.01 above, which is incorporated by reference into this Item 2.03.

ITEM 8.01 OTHER ITEMS

On February 6, 2012, Icahn Enterprises issued a press release announcing the closing of the offering of the Notes. A copy of the press release is filed and attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits.

Exhibit No.	Description
10.1	Registration Rights Agreement, dated February 6, 2012, among Icahn Enterprises L.P., Icahn Enterprises Finance Corp., Icahn Enterprises Holdings L.P. and Jefferies & Company, Inc.

99.1	Press Release dated February 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

By:	Icahn Enterprises G.P. Inc. its general partner

	By:	/s/ Dominick Ragone
Dominick Ragone Chief Financial Officer

Date:  February 6, 2012